Exhibit 5

Checkpoint Systems, Inc.                                            May 3, 1996
101 Wolf Drive
Thorofare, New Jersey  08086

         Re:      Registration Statement on Form S-3,
                  Dated May 3, 1996

Ladies and Gentlemen:

         We have acted as counsel to Checkpoint Systems, Inc., a Pennsylvania corporation (the "Company") in the preparation and filing with the Securities and Exchange Commission of a registration statement on Form S-3, dated May 3, 1996 (the "Registration Statement"), for the purpose of registering under the Securities Act of 1933, as amended, up to 4,025,000 shares of the Company's Common Stock, par value $.10 per share (the "Common Stock"). Each capitalized term used but not defined in this opinion letter has the meaning ascribed to it in the Registration Statement.

         For the purpose of rendering the opinions contained herein, we have examined such matters of law as we deemed necessary or appropriate and have examined and relied (without independent investigation) on only the following documents, records and certificates:

         1. a Subsistence certificate with respect to the Company issued by the Secretary of State of the Commonwealth of Pennsylvania on May 2, 1996;

         2. the Articles of Incorporation, as amended, of the Company, certified as true and correct by an officer of the Company;

         3. the amended and restated By-laws of the Company, certified as true and correct by an officer of the Company;

         4. certain minutes of proceedings of the Company's Board of Directors, certified by an officer of the Company, relating to the offer and sale by the Company of the Common Stock offered pursuant to the Registration Statement; and

         5.   the Registration Statement.

         The law covered by the opinions expressed herein is limited to Federal statutes, judicial decisions and rules and regulations of the governmental agencies of the United States and the statutes, judicial and administrative decisions and rules and regulations of the governmental agencies of the Commonwealth of Pennsylvania.

         This opinion letter is given only with respect to laws and regulations presently in effect. We assume no obligation to advise you of any changes in law or regulation which may hereafter occur, whether the same are retroactively or prospectively applied, or to update or supplement this letter in any fashion to reflect any facts or circumstances which hereafter come to our attention.

         Based upon the foregoing, it is our opinion that the Common Stock to be offered and sold pursuant to the Registration Statement has been duly authorized and, when issued and sold as described in the Registration Statement, will be validly issued, fully paid and non-assessable.

         We hereby consent to (i) the filing of this opinion letter as an exhibit to the Registration Statement and (ii) to the reference in the Prospectus contained within the Registration Statement to our firm as the legal counsel that has passed upon the validly of the Common Stock to be offered pursuant to the Registration Statement.

                                         Very truly yours,

                                         STRADLEY, RONON, STEVENS & YOUNG, LLP

                                         By: /s/ David E. Beavers
                                         --------------------------------------
                                         David E. Beavers, Esq., a Partner

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